Exhibit 10.7

AMENDMENT to:

Executive Employment Agreement

This Amendment Agreement is made this 8th day of June, 2021

B E T W E E N:

Mike Lee

(“Employee”)

- and -

Canopy Growth Corporation

(“Company”)

WHEREAS the Parties are parties to an Executive Employment Agreement made March 31, 2020 (the “Employment Agreement”);

AND WHEREAS the Company wishes to amend its long-term incentive plan so as to streamline its offerings and better align executive incentives with company performance;

AND WHEREAS the Employment Agreement provides that the same may be amended only by a written agreement executed by each of the parties thereto;

NOW THEREFOR the Parties agree as follows:

1.	The preamble is an integral part of this amending agreement and the Parties attest and warrant that the representations contained within such preamble are true and accurate.

2.	Your Base Salary shall be increased to four hundred forty-seven thousand dollars ($447,000.00 USD) per year, subject to statutory withholdings and benefits deductions.

3.

The fifth and sixth paragraphs of Article 5 of the Employment Agreement, i.e. those starting with “You will continue to be eligible to participate in…” and “Pursuant to the Stock Option Plan…” shall be deleted in their entirety with the following replaced in their stead:

You will be eligible to participate in Canopy Growth’s Amended and Restated Omnibus Incentive Plan, as approved by the Board and as amended from time to time (the “Incentive Plan”).

Not less than once every fiscal year, you will be eligible to receive a long-term incentive (“LTI”) award of 300% your Base Salary, which utilizes the Fair Market Value share price (as defined in the Incentive Plan) (“FMV price”) on the grant date. The award may be composed of one or more of the following: stock options (“Options”), restricted stock units (“RSUs”), performance share units (“PSUs”), and/or other form of equity authorized by the Incentive Plan to be awarded. The ratio of the various forms of equity (meaning the percentage of the award provided as, for example, Options versus RSUs) shall be in the complete discretion of the Board and may vary from award to award.

All such awards shall vest in accordance with the terms of the Incentive Plan unless modified by either (x) the terms of this Agreement; or (y) the terms of the individual award.

4.	The provisions of Article 5, under the heading “Stock Ownership Guidelines” shall be deleted in their entirety with the following replaced in their stead:

You agree to adhere to and abide by the Company’s Share Ownership Policy, as the same may be approved and amended on one or more occasions by the Board of Directors or any committee to which the Board may delegate authority for such policy.

5.	The whole of the termination provisions contained at Article 6 of the Employment Agreement are deleted, with the following replaced in their stead:

Your employment may cease under any of the following five (5) circumstances.

These termination provisions will apply throughout your employment with Company regardless of any changes to your salary, benefits, position title, or job responsibilities.

Notwithstanding anything in this Agreement, Company guarantees that you will at all times receive your minimum entitlements under the governing employment standards legislation in force at the time of your termination from employment.

a.	Your Resignation

You may resign from your employment by giving us not less than four (4) weeks’ written notice.

At Company’s sole option, Company may waive the obligation for you to work in active employment during the period following the tendering of such notice of resignation. If Company elects to exercise its option to waive the obligation to work during the notice of resignation period, then you agree to be placed on garden leave without advancing the argument of constructive dismissal. Alternatively, the Company may elect to immediately terminate your employment and provide you with only the minimum statutory requirements required in consideration of the termination of one’s employment.

b.	Termination by the Company Without Cause

Company shall be permitted to terminate your employment for reasons other than Cause or wilful misconduct, and for any reason not prohibited by statute, by providing you with all of, but no more than, the following:

(a)	The greater of:

i.	Seventy-eight (78) weeks’ notice of termination or, at Company’s option, payment of Base Salary (plus applicable vacation pay) in lieu of such notice; or

ii.	the minimum amount of notice or pay in lieu of notice (plus applicable vacation pay) as is required to be provided to you pursuant to the provisions of the Ontario Employment Standards Act, 2000;

(b)	One and a half times the average actual amounts paid as STI during the prior two years;

(c)	COBRA benefits during the severance period;

(d)	Any statutory severance pay that may be required to be provided to you pursuant to the provisions of the Employment Standards Act, 2000;

(e)	The continuation of any statutorily prescribed benefits for the minimum amount of time prescribed by the provisions of the Employment Standards Act, 2000;

(f)	The vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board of Directors or any responsible committee thereof; and

(g)	Any other statutorily prescribed benefit not aforementioned.

You agree that as a condition of receiving any payments pursuant to the above paragraph that exceed the statutory entitlements provided by the ESA, you will be required to execute a release in favor of the Company, as well as immediately comply with section 7 of the Intellectual Property and Confidential Information Agreement.

You specifically acknowledge that by entering into this agreement you are hereby forfeiting your right to claim common law notice of termination, which may be greater than the amount of notice required to be provided to you pursuant to the provisions of this Agreement.

c.	Termination by the Company For Cause

Company may terminate your employment for Cause, as hereinafter defined, and provide you with no more than the minimum statutory requirements required in consideration of the termination of one’s employment. For the purposes of this Agreement, Cause for termination of employment means any of the following not constituting wilful misconduct:

•	a material breach of this agreement or Company policies;

•	unacceptable performance standards;

•	intentional destruction, improper use or abuse of company property;

•	violence in the workplace;

•	obscene conduct at our premises property or during Company-related functions at other locations;

•	harassment of your co-workers, supervisors, managers, customers, suppliers or other individuals associated with the Company;

•	insubordination or willful refusal to take directions;

•	repeated, unwarranted lateness, absenteeism or failure to report for work; or

•	personal conduct that prejudices the Company’s reputation, services or morale.

d.	Termination by the Company for Wilful Misconduct

If you are found to be guilty of wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the employer, then Company may terminate your employment without notice, pay in lieu of notice, severance pay, or other liability.

e.	Termination of Employment by Operation of Law

This Agreement and your employment hereunder may also be terminated by operation of law, in which case you shall be entitled to the receipt of any statutorily prescribed termination entitlements.

6.	The following text shall be inserted into Article 2 of the Intellectual Property and Confidential Information Agreement, being Schedule “A” to the Employment Agreement:

Nothing contained in this Agreement limits Employee’s ability to provide information to the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency about an act of the Company, or person acting on behalf of the person or company, that has occurred, is ongoing or is about to occur, and that Employee reasonably believes is contrary to securities law or a by-law or other regulatory instrument of a recognized self-regulatory organization.

Nothing contained in this Agreement limits Employee’s ability to cooperate with, testify at or otherwise assist or expressing an intention to cooperate, testify or otherwise assist in, (i) an investigation by the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency, or (ii) a proceeding of the Ontario Securities Commission or a recognized self-regulatory organization, or a judicial proceeding.

7.	Unless amended by the terms of this Amendment, the terms and conditions of the Employment Agreement shall continue to apply with full force and effect.

8.	The terms of this Amendment Agreement shall come into force as of the date of the making of this agreement.

SO AGREED:

This 8th day of June, 2021:

/s/ Phil Shaer
Canopy Growth Corporation
Per: Phil Shaer

This      day of             , 2021

Mike Lee